AMENDMENT No. 1

   The Participation Agreement, dated July 2, 2007, among Ameritas Life Insurance Corp. ("Ameritas"), and The Union Central Life Insurance Company ("Union Central"), collectively, both Ameritas and Union Central shall be referred to herein as the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, Third Avenue Variable Series Trust, Third Avenue Management LLC ("Adviser"); and M.J. Whitman, Inc. ("Distributor") is amended as follows:

            Schedule A is deleted and replaced with Schedule A on the following page. The effective date of this Amendment is November 5, 2007. All other provisions of the Agreement shall remain the same.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative.

   AMERITAS LIFE INSURANCE CORP.

   By:     /s/ Robert C. Barth
       -------------------------------------
         Name:  Robert C. Barth
         Title: Sr. Vice President

   THE UNION CENTRAL LIFE INSURANCE COMPANY

   By:    /s/ Angelo de Jesus
       -------------------------------------
         Name: Angelo de Jesus
         Title:  Second Vice President

   THIRD AVENUE VARIABLE SERIES TRUST

   By: /s/ Vincent J. Dugan
       ------------------------------------
         Name: Vincent J. Dugan
         Title:  CFO

   THIRD AENUE MANAGEMENT LLC

   By:    /s/ Vincent J. Dugan
        ------------------------------------
         Name: Vincent J. Dugan
         Title:  CFO

   M.J. WHITMAN, INC.

   By:    /s/ Vincent J. Dugan
        ------------------------------------
         Name: Vincent J. Dugan
         Title:  CFO

                             PARTICIPATION AGREEMENT

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

The following Separate Accounts and Associated Contracts of Ameritas Life Insurance Corp. are permitted in accordance with the provisions of this Agreement to invest in the Portfolio(s) of the Fund shown in Schedule B:

Name of Separate Account and                       Name of Contracts Funded by

Date Established by Board of Directors             Separate Account and Form Number

Ameritas Life Insurance Corp.                      Low Load Variable Universal
Separate Account LLVL, August 24, 1994             Life Insurance Policy Form 4055 Low Load
                                                   Survivorship Variable Universal Life
                                                   Insurance Policy form 6065

Ameritas Life Insurance Corp.                      No Load Variable Annuity Form 4080
Separate Account LLVA, October 26, 1995            No Load Variable Annuity Form 6150

Carillon Account, February 6, 1984                 VA I Policy Form UC 8134
                                                   VA II Policy Form UC 8135-1
                                                   VA II SA Policy Form UC 8137
                                                   VA III Policy Form UC 8138

Carillon Life, July 10, 1995                       Excel Accumulator Policy Form UC 8707
                                                   Excel Choice Policy Form UC 8703
                                                   Executive Edge Policy Form UC 8703


                AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into the 9th day of July, 2007 (the "Agreement"), by and among Ameritas Life Insurance Corp. ("Ameritas"), organized. under the la is of the State of Nebraska, and The Union Central Life Insurance Company ("Union Central;" collectively, both Ameritas and Union Central shall be referred to herein as the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as an "Account" and collectively as the "Accounts"); Third Avenue Variable Series Trust, an open-end management investment company organized under the laws of the State of Delaware (the "Fund"); Third Avenue Management LLC, a Delaware limited liability company and investment adviser to the Fund (the "Adviser"); and M.J. Whitman LLC, a Delaware limited liability company and principal underwriter/distributor of the Fund (the "Distributor"), amends and restates in its entirety the Fund Participation Agreement entered into August 8, 2002, as amended by Amendment No. 1 to Fund Participation Agreement, effective March 1, 2005, by and among the Company, the Fund, and the Fund's predecessor adviser and underwriter/distributor, and as amended by Amendment No. 2 to Fund Participation Agreement, effective May 1, 2007.

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and was established for the purpose of serving as an investment vehicle for separate accounts established under state law to hold assets in support of variable contracts, as defined in section 817(d) of the Internal Revenue Code of 1986, as amended (the "Code"), to be offered by companies taxed as domestic insurance companies under the Code that have entered into participation agreements substantially similar to this Agreement (the "Participating Insurance Companies"), and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

WHEREAS, the Company is taxed as a domestic insurance company under Subchapter L of the Code and is an issuer of variable life insurance contracts, variable annuity contracts, and funding agreements, which contracts are set forth on Schedule A (the "Contracts"), and, as depositor, has established the Accounts set forth on Schedule 13, which Accounts may be divided into two or more subaccounts (the "Subaccounts;" reference herein to "Account" includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, the Accounts are duly organized, validly existing separate accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of Nebraska to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule B, as such schedule may be amended from time to time (the "Designated Portfolios") on behalf of the Accounts to fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Distributor agree as follows:

                         ARTICLE I: SALE. OF FUND SHARES

1.1 The Fund agrees to sell to the Company those shares of the Designated Portfolios that each Account orders, executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund;

     provided that the Fund receives notice of such order by 11:00 a.m. Eastern Time on the next following business day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "Commission"). The Fund may net the notice of redemptions it receives from the Company under Section 1.3 of this Agreement against the notice of purchases it receives from the Company under this Section 1.1.

1.2 The Company will pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with Section 1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.3 The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.3, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of such requests for redemption by 11:00 a.m. Eastern Time on the next following Business Day. Payment will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company. After consulting with the Company, the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(c) of the 1940 Act. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If notification of redemption is received after 11:00 Eastern Time, payment for redeemed shares will be made on the next following Business Day. The Fund may net the notice of purchases it receives from the Company under Section 1.1 of this Agreement against the notice of redemptions it receives from the Company under this Section 1.3.

1.4 The Fund agrees to make shares of the Designated Portfolios available continuously for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the Commission; provided, however, that the Board of Directors of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.5 The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans, or such other persons as are permitted investors under section 817(h) of the Code, as interpreted by Treasury regulations and rulings published by the Internal Revenue Service, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold directly to the general public.

1.6 The Fund will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, and VI of this Agreement are in effect to govern such sales.

1.7 The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus. The

     Company agrees that Fund shares are not transferable by the Company other than to the Fund upon redemption or from one Account to another Account.

1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the designated Subaccount.

1.9 The Fund will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolios shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio at the net asset values per share on the ex-dividend dates. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10 The Fund will make the net asset value per share for each Designated Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 7:00 p.m., Eastern Time, each business day. If the Fund provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share, and reimbursement for any additional expenses incurred to correct the net asset value. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund.

                   ARTICLE II: REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law; that it has legally and validly established each Account as a separate account under Section 44402.01 of the General Statutes of Nebraska; that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder; and that it will maintain such registration for so long as any Contracts are outstanding, as applicable. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Company represents that the Contracts are currently and at the time of issuance will be treated as variable contracts under section 817(d) of the Code and that it will make every effort to maintain such treatment, including availing itself of any correction or closing agreement procedures permitted under the Code or the regulations thereunder, and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3 The Company represents and warrants that it is taxed as a domestic insurance company under Subchapter L of the Code, that it will be the owner of the Fund shares under all applicable laws (subject to the Fund's acknowledgement that the Contract owners are deemed to be the beneficial owners of the Fund shares); that Fund shares will constitute the only assets of any Subaccount or Account treated as a "segregated asset account" (as defined in the regulations under section 817(h) of the Code) holding Fund shares, and that interests in each Account holding Fund shares are available exclusively through the purchase of a variable contract within the meaning of section 817(d) of the Code.

2.4 The Company represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.5 The Fund represents and warrants that shares of the Designated Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify the shares of the Designated Portfolio(s) for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.6 The Fund represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Portfolios, as they may apply to the Fund, to the extent specifically requested in writing by the Company. If the Fund cannot comply with such state insurance laws or regulations (or in its discretion elects not to), it will so notify the Company in writing. Neither the Fund nor the Adviser make any other representation as to whether any aspect of their respective operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Fund and the Adviser of any restrictions imposed by state insurance laws that may become applicable to the Fund as a result of the Accounts' investments therein. The Fund and the Adviser agree that they will furnish the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

2.7 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have the directors of its Fund Board, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b- 1 to finance distribution expenses.

2.8 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act and any applicable regulations thereunder.

2.9 The Fund represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the Fund and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The Adviser represents and warrants that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.11 The Distributor represents and warrants that it is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and serves as principal underwriter/distributor of the Funds and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.12 The Fund and the Adviser represent and warrant that each Designated Portfolio currently qualifies as a Regulated Investment Company ("RIC") under Subchapter M of the Code and they will make every effort to maintain qualification of each Designated Portfolio as a RIC. The Fund will notify the Company immediately upon having a reasonable basis for believing that any Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.

2.13 The Fund and Adviser represent and warrant that each Designated Portfolio will be "adequately diversified" within the meaning of section 817(h) of the Code, provided that the shares of each such Designated Portfolio comprise the only assets of any Subaccount or Account treated as a segregated asset account (as defined by the regulations promulgated under section 817(h) of the Code) holding shares of such Designated Portfolio.

                          ARTICLE III: FUND COMPLIANCE

3.1 The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which could have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. The Fund and the Adviser further acknowledge that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.

3.2 The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification requirements of section 817(h) of the Code or that the Fund or Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this representation by the Fund, it will take all reasonable steps to adequately diversify the relevant Designated Portfolio so as to achieve compliance with Treasury regulation section 1.817-5.

3.3 The Adviser agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Fund with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than forty-five (45) days following the end of each calendar quarter.

               ARTICLE IV: PROSPECTUS AND PROXY STATEMENTS/VOTING

4.1 At least annually (or, in the case of a prospectus supplement, when that supplement is issued) and at the Distributor's expense, the Fund will timely provide the Company with as many copies of the current Fund prospectus (describing only the Designated Portfolio(s)) and any supplements thereto as the Company may reasonably request for distribution to Contract owners at the time of Contract fulfillment and confirmation. The Fund will provide, at the Distributor's expense, as many copies of said prospectus as necessary for distribution to existing Contract owners. The Fund will provide the copies of said prospectus to the Company or to its mailing agent. The Company will distribute the prospectus to existing Contract owners at its own expense. If requested by the Company, in lieu thereof, the Fund will provide such documentation, including a final copy of a current prospectus set in type at the Fund's expense, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the new prospectus for the Contracts and the Fund's new prospectus printed together, in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund. The Fund will, upon request, provide the Company with a copy of the Fund's prospectus through electronic means to facilitate the Company's efforts to provide Fund prospectuses via electronic delivery.

4.2 The Fund's prospectus will state that the Statement of Additional Information (the "SAI") for the Fund is available upon request from the Fund. The Fund will provide the Company, at the Company's expense, with as many copies of the SAI and any supplements thereto as the Company may reasonably request for distribution, at the Company's expense, to prospective Contract owners and applicants. To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Distributor shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s). The Fund will provide, at the Distributor's expense, as many copies of said SAI as necessary for distribution, at the Company's expense, to any existing Contract owner who requests such statement or whenever state or federal law requires that such statement be provided. The Fund will provide the copies of said SAI to the Company or to its mailing agent. The Company will distribute the SAI as requested or required.

4.3 The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company will distribute the reports and other communications to existing Contract owners. The Company will distribute proxy materials relating to the Fund to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.

4.4  If and to the extent required by law, the Company will:

     (a)  solicit voting instructions from Contract owners;

     (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and

     (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received in the same proportion as shares of such Designated. Portfolio for which instructions have been received from the Company's Contract owners, for so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-though voting privileges for variable Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Accounts participating in the Fund calculate voting privileges in a manner consistent with all legal requirements, including the Proxy Voting Procedures set forth in Schedule C and the Mixed. and Shared Funding Exemptive Order, as described in Section 7.1.

4.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Sections 16(a) and, if and, when applicable, 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                    ARTICLE V: SALES MATERIAL AM) INFORMATION

5.1 The Company will furnish, or will cause to be famished, to the Fund or the Adviser, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Fund or the Adviser reasonably objects to such use within five (5) Business Days after receipt of such material.

5.2 The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus, or SAI for Fund shares, as such registration statement, prospectus, and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund approved by the Fund or the Adviser for distribution, or in sales literature or other material provided by the Fund or by the Adviser, except with advance written permission of the Fund or the Adviser. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.

5.3 The Fund or the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Accounts are named, at least ten (10) Business Days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.

5.4 The Fund and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus, and SAI may be amended or supplemented from time to time, or in reports for each Account or the Contracts that are approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with advance written permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

5.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after filing of each such document with the Commission or the NASD.

5.6 The Company will provide to the Fund at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account contemporaneously with the filing of each such document with the Commission or the NASD (except that with respect to post-effective amendments to such prospectuses and SATs and. sales literature and promotional material, only those prospectuses and SAls and sales literature and promotional material that relate to or refer to the Fund will be provided). In addition, the Company will provide to the Fund at least one complete copy of (i) a registration statement that relates to the Contracts or each Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Fund.

5.7 For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs. or billboards, motion pictures, or other public media, i.e., on-line networks such as the Internet or other electronic messages)), sales literature i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SATs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

5.8 The Fund, the Adviser and the Distributor hereby consent to the Insurance Company's use of the names of the Third Avenue Variable Series Trust, Third Avenue Management LLC, and the Third Avenue Value Portfolio, as well as the names of the Designated Funds set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections
     5.1 of this Agreement. The Company acknowledges and agrees that Adviser and Distributor and/or their affiliates own all right, title and interest in and to the names Third Avenue Variable Series Trust, Third Avenue Management LW, and the Third Avenue Value Portfolio, and covenants not, at any time, to challenge the rights of the Fund, Adviser and Distributor and/or their affiliates to such name or design, or the validity or distinctiveness thereof. The Fund, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Fund, the Adviser and the Distributor, subject to the Fund's, the Adviser's and/or the Distributor's approval of such use and in accordance with reasonable requirements of the Fund, the Adviser or the Distributor. Such consent will terminate with the termination of this Agreement. The Fund, Adviser, or Distributor may withdraw this consent as to any particular use of any such name or identifying marks at any time (i) upon the Fund's, the Adviser's or the Distributor's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of the Fund, the Adviser, or the Distributor or (ii) if no investment company, or series or class of shares of any investment company advised by Adviser or distributed by Distributor continues to be offered through variable contracts (as described in section 817(d) of the Code) issued by the Company; provided however, that the Adviser or Distributor may, in either's individual discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization. The Company agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark trade name, service mark and logo under this Agreement shall inure to the benefit of the Fund, the Adviser and/or the Distributor.

5.9 The Fund, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts is properly marked as "Not For Use With The Public" and that such information is only so used.

                      ARTICLE VI: FEES, COSTS AND EXPENSES

6.1 The Fund will pay no fee or other compensation to the Company under this Agreement, except as provided below: (a) if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund or the Distributor may make payments to the Company or to the underwriter for the Contracts if and in such amounts agreed to by the Fund or the Distributor in writing,
     (b) the Fund or the Distributor may pay fees to the Company for administrative services provided to Contract owners that are not primarily intended to result in the sale of shares of the Designated Portfolio or of underlying Contracts, as may be separately agreed to in writing.

6.2 All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. All shares of the Designated Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares, including without limitation, the preparation of and filing with the SEC of Forms N-CSR and N-SAR and Rule 24f-2 Notices and payment of all applicable registration or filing fees with respect to shares of the Fund; preparation and filing of the Fund's prospectus, SAI and registration statement, proxy materials and reports; typesetting and (to the extent provided by and as determined in accordance with Article IV, above) printing the Fund's prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Fund prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Portfolios in electronic or typeset format, as well as any expenses as set forth in
     Article IV of this Agreement.

                   ARTICLE VII: MIXED & SHARED FUNDING RELIEF

7.1 The Fund represents and warrants that it has received an order from the Commission granting Participating Insurance Companies and variable contract separate accounts relief from certain provisions of the 1940 Act, and certain rules thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable contract separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order that may be imposed on the Company, the Fund and/or the Adviser by virtue of the receipt of such order by the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.

7.2 The Fund agrees that the Fund Board shall at all times consist of trustees, a majority of whom (the "Disinterested Trustees") are not interested persons of the Fund with the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable order of the Commission, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the Commission may prescribe by order upon application.

7.3 The Company will report any potential or existing conflicts of interest of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever Contract owner voting instructions are to be disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict

7.4 If it is determined by a majority of the Fund Board, or a majority of its Disinterested Trustees, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and. reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be submitted to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group of Contract owners that votes in favor of such segregation or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.5 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw each affected Subaccount's investment in the Fund and terminate this Agreement with respect to such Subaccount; provided, however, that. such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the Disinterested Trustees of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period, the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6 If an irreconcilable conflict arises because a particular state insurance regulator's decision or rule applicable to the Company conflicts with the decisions or rules of a majority of other state insurance regulators, then the Company will withdraw the affected Subaccount's investment in the Fund and terminate this Agreement with respect to such Subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the Disinterested Trustees of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period, the Advisor and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.7 For purposes of Sections 7.4 through 7.7 of this Agreement, a majority of the Disinterested Trustees of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event, other than as specified in Section 7.4, will the Fund be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.

7.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.4, 4.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of
     this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                        ARTICLE VIII: INDEMNIFICATION 8.1

Indemnification by the Company

     (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Distributor, and each person, if any, who controls or is associated with the Fund, the Adviser, or the Distributor within the meaning of such terms under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company; such consent not to be unreasonably withheld or delayed), or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

          (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they *ere made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser, or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (3) arise out of untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

          (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

          except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

     (b) No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.

     (c) The Indemnified Parties promptly will notify the Company of the commencement. of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2  Indemnification by the Adviser, the Distributor, and the Fund

     (a) The Adviser, the Distributor, and the Fund agree to indemnify and hold harmless the Company and each person, if any, who controls for is associated with' the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, the Distributor, or the Fund, as the case may be; such consent not to be unreasonably withheld or delayed) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or holding of Fund shares and:

          (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Distributor, or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Fund, or any amendment or supplement to the foregoing, not supplied by the Adviser, the Distributor, or the Fund or persons under the control of the Adviser, the Distributor, or the Fund respectively) or wrongful conduct of the Adviser, the Distributor, or the Fund or persons under the control of the Adviser, the Distributor, or the Fund, respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

          (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information famished to the Company by or on behalf of the Adviser, the Distributor, or the Fund or persons under the control of the Adviser, the Distributor, or the Fund; or

          (4) arise as a result of any failure by the Fund, the Distributor, or the Adviser to provide the services and furnish the materials under the terms of this Agreement, or

          (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Distributor, or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor, or the Fund;

          except to the extent provided in Sections 8.2(b) and 8.3 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.

     (b) No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard or its obligations or duties under this Agreement.

     (c) The Indemnified Parties will promptly notify the Adviser and the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3  Indemnification Procedure

     Any Person obligated to provide indemnification under this Article VIII ("Indemnifying Party") for the purpose of this Section 8.3) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party") for the purpose of this Section 8.3) unless such Indemnified Party has notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim has been served upon such Indemnified Party (or after such party has received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give or delay in giving such notice. In case any such action is brought against the Indemnified Party; the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the

     Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

8.4  Indemnification for Failure to Comply with Diversification Requirements

     The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Section 2.13 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which could have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effect of Section 8.2(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Fund, the Adviser and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Section 2.13 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or Designated Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund, the Adviser and/or the Distributor under this Agreement.

                               ARTICLE IX: PRIVACY

9.1 All Nonpublic Personal Information obtained by any party on behalf of or from another party in the performance of its duties and obligations under this Agreement shall be held in the strictest confidence by the party and its associates and will not be used for any other purpose except to perform its duties under the Agreement. Such information shall not be disclosed to any third party without the express written consent of the originating party or as may be required by law. Each party will establish procedures to protect the security and confidentiality of such information. Nonpublic Personal Information shall mean any financial or health information furnished to a party or its associates in the performance of duties or obligations under this Agreement.

                        ARTICLE X: ANTI-MONEY LAUNDERING

10.1 All parties to this Agreement hereby agree to comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions and will take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to (1) obtain, verify, and retain information with regard to investor and/or account owner identification and source of fluids, and (2) to maintain records of all account transactions.

10.2 Each party to this contract also agrees (to the extent consistent with applicable law) to take all steps necessary and appropriate to provide requested information about investors and/or accounts to any other party to this contract that shall request such information due to an inquiry or investigation by any law enforcement regulatory or administrative authority. To the extent permitted by applicable law and/or regulation, each party to this contract shall notify all other parties to this contract of any concerns that shall arise in connection with any investor or account holder in the context of relevant anti-money laundering legislation/regulations. Each party to this contract shall hold harmless all other parties to this contract for any actions that may arise for good faith attempts to comply with all applicable laws, rules and/or regulations of governmental agencies, law enforcement organizations and/or Self Regulatory Organizations.

                           ARTICLE XI: APPLICABLE LAW

11.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance, with the laws of the State of Nebraska.

11.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

                            ARTICLE XII: TERMINATION

12.1 This Agreement will terminate:

     (a) at the option of any party, with or without cause, with respect to one, some or all of the Designated Portfolios, upon six (6) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

     (b) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company, or

     (c) at the option of the Company, upon written notice to the other parties,. with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

     (d) at the option of the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by the NASD, the Commission, the Insurance Commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

     (e) at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Fund, the Distributor, or the Adviser by the NASD, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Funds or the Adviser's ability to perform its obligations under this Agreement; or

     (f) at the option of the Company, upon written notice to the other parties, with respect to any Designated Portfolio if the Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Designated Portfolio may fail to so qualify; or

     (g) at the option of the Company, upon written notice to the other parties, with respect to any Designated Portfolio if the Designated Portfolio fails to meet the diversification requirements specified in
          Section 2.13 hereof or if the Company reasonably and in good faith believes the Designated Portfolio may fail to meet such requirements; or

     (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

     (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund, the Adviser, or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

     (j) at the option of the Fund or the Adviser, if the Fund or Adviser respectively each determines in its sole judgment, exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity that is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

     (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any Subaccount) to substitute the shares of another investment company for the corresponding Portfolio's shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares or of the filing of any required regulatory approval(s); or

     (l) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the Disinterested Trustees, that an irreconcilable material conflict exists among the interests of: (1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement;

          at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice; or

     (n) at the option of the Fund in the event that either or both of Rule 6e-2 and Rule 6e 3(T) are amended, or Rule 6e-3(T) is adopted, and the Fund determines that the terms of the Rules as amended or adopted are burdensome on the Fund in accordance with Section 7.8, above. Termination under this Section 12.1(n) shall be effective upon six (6) months advance written notice to the Company, or if shorter, upon advance written notice to the Company equal to the period between the date the amended Rules are adopted and the compliance date for the amended rules; provided that the right of termination provided by this
          Section 12.1(n) shall in no way limit any party's right to terminate under (and on the schedule permitted by) Section 12.1(a) above.

12.2 Notice Requirement

     (a) No termination of this Agreement, except a termination under Section 12.1(m) of this Agreement, will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

     (b) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

12.3 Effect of Termination

     Notwithstanding any termination of this Agreement, the Fund, the Adviser and the Distributor will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 12.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

12.4 Surviving Provisions

     Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                              ARTICLE XIII: NOTICES

Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

                 If to the Company:
                 Ameritas Life Insurance Corp.

                 Attn: General Counsel
                 5900 0 Street
                 Lincoln, NE 68510

                 If to the Fund:
                 Third Avenue Variable Series Trust
                 767 3rd Avenue
                 New York, NY 10017
                 Attn: General Counsel: W. James Hall

                 If to the Adviser:
                 Third Avenue Management LLC
                 767 3rd Avenue
                 New York, NY 10017
                 Attn: General Counsel: W. James Hall

                 If to the Distributor:
                 M.J. Whitman LLC
                 767 3rd Avenue
                 New York, NY 10017
                 Attn: General Counsel: W. James Hall


                           ARTICLE XIV: MISCELLANEOUS

14.1 All persons. dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, officers, agents or shareholders assume (nor shall any have) any personal liability for obligations entered into on behalf of the Fund.

14.2 The Fund and the Adviser acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 14.2), information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Fund and the Adviser agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Fund or the Adviser from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Fund or the Adviser, the Fund and the Adviser will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except (a) with the Company's prior written consent; (b) as required by law or judicial process; or (c) for the purposes contemplated by this Agreement. The Fund and the Adviser acknowledge that any breach of the agreements in this Section 14.2 could result in immediate and irreparable harm to the Protected Parties for which there might be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

14.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

14.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

14.5 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

14.6 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

14.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and, obligations, at law or in equity, that the parties hereto are entitled to under state and federal law.

14.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

14.9 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the Commission, the NASD and state insurance regulators) and will permit each other and such authorities' reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

14.10 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

14.11 The schedules to this Agreement (each, a "Schedule;" collectively, the "Schedules") form an integral part hereof and are incorporated herein by reference. The parties to this Agreement may agree in writing to amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

14.12 The parties have entered into or shall enter into a Shareholder Information Agreement as required by Rule 22c-2 under the 1940 Act in connection with the Contracts. This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

                         AMERITAS LIFE INSURANCE CORP.

                         By:  /s/ Robert C. Barth
                              ----------------------------------------

                         Name:  Robert C. Barth
                                --------------------------------------

                         Title:  Sr. Vice President
                                 -------------------------------------


                         THE UNION CENTRAL LIFE INSURANCE COMPANY

                         By:  /s/ Angelo de Jesus
                              ----------------------------------------

                         Name:  Angelo de Jesus
                                --------------------------------------

                         Title:  Second Vice President
                                 -------------------------------------


                         THIRD AVENUE VARIABLE SERIES TRUST

                         By:  /s/ David M. Barse
                              ----------------------------------------

                         Name:  David M. Barse
                                --------------------------------------

                         Title:  President
                                 -------------------------------------


                         THIRD AVENUE MANAGEMENT LLC

                         By:  /s/ David M. Barse
                              ----------------------------------------

                         Name:  David M. Barse
                                --------------------------------------

                         Title:  President
                                 -------------------------------------


                         M.J.WhHITMAN LLC

                         By:  /s/ David M. Barse
                              ----------------------------------------

                         Name:  David M. Barse
                                --------------------------------------

                         Title:  President
                                 -------------------------------------

                             PARTICIPATION AGREEMENT

                                   SCHEDULE B

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRAACTS

The following Separate Accounts and Associated Contracts of Ameritas Life Insurance Corp. and The Union Central Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Name of Separate Account and               Name of Contracts Funded by
Date Established by Board of'Directors     Separate Account and Form Number

Ameritas Life Insurance Corp.              Low Load Variable Universal
Separate Account LLVL, August 24, 1994     Life Insurance Policy Form 4055
                                           Low Load  Survivorship  Variable
                                           Universal Life Insurance Policy
                                           form 6065

Ameritas Life Insurance Corp.              No Load Variable Annuity Form 4080
Separate Account LLVA, October 26, 1995    No-Load Variable Annuity Form 6150

Carillon Account, February 6, 1984         VA I Policy Form UC 8134
                                           VA II Policy Form UC 8135-1
                                           VA II SA Policy Form UC 8137
                                           VA III Policy Form UC 8138

Carillon Life, July 10, 1995               Excel Accumulator Policy Form UC 8707

                             PARTICIPATION AGREEMENT
                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolio(s) of the Fund.

Third Avenue Value Portfolio

                             PARTICIPATION AGREEMENT

                                   SCHEDULE C

                             PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run" or other activity, which will generate the names, addresses and number of units that are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

     Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 6.2 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

              -  name (legal name as found on account registration)
              -  address
              -  Fund or account number
              -  coding to state number of units
              - individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

     (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

          -    Voting Instruction Card(s)
          -    one proxy notice. and statement (one document)
          - return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
          - urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
          - cover letter - optional, supplied by Company and reviewed and approved in advance by the Fund

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

7.   Package mailed by the Company.
     * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry. Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

9. Signatures on Card checked against legal name on account registration that was printed on the Card. Note: For example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and that is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated,. illegible) of the procedure are "hand verified," i.e., examined to ascertain why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories sorted by vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units that are then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of SHARES.) The Fund must review and approve tabulation format.

13. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

16. All approvals and "signing-off" may be done orally, but must always be followed up in writing.